Exhibit 99.1

P R E S S  R E L E A S E

Press Release #05001

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Raymond A. Link	Heidi A. Flannery
VP of Finance & Administration, CFO

Investor Relations Counsel

TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9435	Tel: (503) 203-8808
Fax: (503) 615-8904	Fax: (503) 203-6833
Email: rlink@tqs.com

Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES RESULTS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2004

Hillsboro, Oregon – February 7, 2005 - TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today reported its financial results for the quarter and year ended December 31, 2004.

Summary Financial Results and Highlights for the Quarter Ended December 31, 2004:

•                  Revenues of $74.7 million were slightly above guidance but declined from both the third quarter of 2004 and from the fourth quarter of 2003 due to lower sales of products for the wireless phone, base station and wireless LAN markets.

•                  Net loss after tax on the basis of accounting principals generally accepted in the U.S. (GAAP) was $25.3 million. Included in the GAAP net loss are several large items related to the repositioning of the Company’s optoelectronics strategy. Excluding these and other charges, the Company had a pro-forma net loss of $8.9 million, equal to a per share loss of $0.06 in line with the guidance on December 14, 2004. A full reconciliation of our GAAP to pro-forma results is included in this press release.

•                  Cash, cash equivalents and short and long term marketable securities increased $25.5 million from the end of the third quarter and were $388.3 million as of December 31, 2004.

•                  The Company successfully completed significant cost reduction initiatives announced in the fourth quarter of 2004 with respect to its optoelectronics product line.

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•                  The Company completed the previously announced acquisition of TFR Technologies, Inc., on January 5, 2005. This acquisition adds bulk acoustic wave (BAW) filtering technology to the Company’s product portfolio. BAW technology is critical to developing higher frequency filters for next generation wireless communication products.

Summary Financial Results and Highlights for the Year Ended December 31, 2004:

•                  Revenues of $347 million for 2004 increased 11.1% over revenues of $312.3 million for 2003 and were TriQuint’s second highest annual revenues. Revenues increased for the wireless phone, base station and broadband markets, were down slightly in defense, and up slightly in optoelectronics compared to 2003.

•                  The Company shipped a record number of components and devices for the year.

•                  The net loss on a GAAP basis improved from a loss of $73 million in 2003 to a loss of $29.1 million in 2004 and the pro forma net loss improved from a loss of $33.3 million in 2003 to a loss of $16.8 million in 2004.

•                  Cash, cash equivalents, and short and long term marketable securities, net of the convertible notes, increased by $33.1 million in 2004 and were $164.6 million as of December 31, 2004.

Commenting on the results for the quarter and year ended December 31, 2004, Ralph Quinsey, President and CEO, stated, “TriQuint Semiconductor successfully penetrated the GSM/GPRS market in 2004 and took aggressive cost restructuring actions in the fourth quarter to reduce the losses in our optoelectronics product line. With close to three times revenue growth in the GSM/GPRS market, we are on track to becoming a significant supplier in this billion dollar market. We are actively sampling our ‘world’s smallest’ products – including a 5 mm x 5 mm GSM/GPRS power amplifier module and a 6 mm x 6 mm GSM/GPRS transmit module – a device that includes both the power amplifier and switch functions for a tri- or quadband handset. We expect to be shipping production in the first quarter of 2005. We have significantly increased our participation in the GSM/GPRS RF filter market with the success of our quad band filter bank module. While we expect revenues in the first quarter of 2005 to be seasonally weaker than the fourth quarter, we expect subsequent quarters of 2005 to be sequential growth quarters.”

Outlook for 2005:

The Company’s focus for 2005 is to restore profitability, continue to generate positive cash flow and to build on its success in wireless phones, base stations, broadband wireless access and the defense markets, and to move forward with its new strategy for the optoelectronics market.

Revenues for the first quarter of 2005 are expected to be seasonally down 5% to 7% compared to the fourth quarter of 2004 due to seasonal factors including slightly lower sales for products for wireless phones as well as the planned reduction in optoelectronic revenue as a result of elimination of some product lines. Some costs from the optoelectronics restructuring estimated at $800,000 will carry over to Q1 2005 as well as acquisition related charges, estimated at $2 million for the acquisition of TFR Technologies. Absent these costs, the Company is expecting a gross margin at between 22% and 24% and a loss per share of between $0.07 and $0.08. These charges are projected at approximately $2.8 million and increase the projected loss by $0.02 per share for a total projected loss per share of $0.09 to $0.10.

For the full year, the Company expects revenue to be essentially flat to revenue in 2004 with improved profitability.

A summary table of TriQuint’s financial guidance is available on the “Investors” section of TriQuint’s web site.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 PM PDT to discuss the results for the quarter as well as future expectations of the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 11019243#.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communications applications. The company focuses on the specialized expertise, materials and know-how for RF/IF and optical applications. The company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave, and aerospace and defense. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, surface acoustic wave (SAW), and bulk acoustic wave (BAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, Pennsylvania and Florida, as well as production assembly plants in Costa Rica and Mexico, plus sales/application support offices in China and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are registered to the ISO9001:2000 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected revenues, gross margins, operating results, projected loss per share for the first quarter of 2005, and other comments involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,”  “expects,” “hopeful,” “intends,” “plans,”  “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to TriQuint’s projections for 2005. TriQuint cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including TriQuint’s performance, demand for its products, internal operating results and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. TriQuint does not assume the obligation to update any forward-looking statements.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2004	2004	2003	2004	2003

Revenues	$74,725	$89,729	$89,008	$347,005	$312,272
Cost of sales	55,034	68,510	60,091	246,576	225,264
Gross profit	19,691	21,219	28,917	100,429	87,008

Operating expenses:
Research, development and engineering	14,543	14,820	14,137	60,779	65,033
Selling, general and administrative	12,958	12,956	12,155	53,261	51,415
In-process research and development	—	—	—	—	500
Reduction in workforce	2,339	—	—	2,005	2,484
Impairment of long-lived assets	15,144	—	—	15,533	—
Gain on disposal of equipment	(1,617)	(1,344)	—	(4,492)	—
Lease termination costs	—	—	—	—	41,962
Total operating expenses	43,367	26,432	26,292	127,086	161,394
Income (loss) from operations	(23,676)	(5,213)	2,625	(26,657)	(74,386)

Interest expense, net and other	(462)	(477)	(1,813)	(3,443)	(5,949)
Foreign currency gain (loss)	14	2,189	(32)	2,121	(250)
Impairment charge - investments in other companies	(785)	(404)	(2,237)	(1,189)	(2,387)
Gain on retirement of debt	—	—	—	539	—
Gain on recovery of previously impaired investment	—	—	8,450	—	8,450
Other income (expense), net	(1,233)	1,308	4,368	(1,972)	(136)
Income (loss) before income tax	(24,909)	(3,905)	6,993	(28,629)	(74,522)

Income tax expense	346	182	(1,868)	425	(1,544)
Net income (loss)	$(25,255)	$(4,087)	$8,861	$(29,054)	$(72,978)

Per share net income (loss):
Basic	$(0.18)	$(0.03)	$0.07	$(0.21)	$(0.54)
Diluted	$(0.18)	$(0.03)	$0.06	$(0.21)	$(0.54)

Weighted-average shares outstanding:
Basic	137,978	137,432	134,694	136,936	133,920
Diluted	137,978	137,432	140,606	136,936	133,920

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2004	September 30, 2004	December 31, 2003
Assets
Current assets:
Cash, cash equivalents and investments	$198,782	$171,206	$280,130
Accounts receivable, net	40,131	49,631	41,911
Inventories, net	59,746	62,599	65,286
Other current assets	11,649	27,845	14,089
Assets held for sale	17,654	24,037	24,423
Total current assets	327,962	335,318	425,839

Investments in marketable securities	189,555	191,654	120,134
Property, plant and equipment, net	199,518	213,689	221,678
Other, net	5,365	8,590	25,149
Total assets	$722,400	$749,251	$792,800

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$49,035	$54,393	$55,717
Deferred tax liability	7,607	7,607	7,607
Total current liabilities	56,642	62,000	63,324

Convertible subordinated notes	223,755	223,755	268,755
Other long-term liabilities	616	564	600
Total liabilities	281,013	286,319	332,679

Stockholders’ equity	441,387	462,932	460,121
Total liabilities and stockholders’ equity	$722,400	$749,251	$792,800

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2004	2004	2003	2004	2003

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	73.6%	76.4%	67.5%	71.1%	72.1%
Gross profit	26.4%	23.6%	32.5%	28.9%	27.9%

Operating expenses:
Research, development and engineering	19.5%	16.5%	15.9%	17.5%	20.8%
Selling, general and administrative	17.3%	14.4%	13.7%	15.3%	16.5%
In-process research and development	—	—	—	—	0.2%
Reduction in workforce	3.1%	—	—	0.6%	0.8%
Impairment of long-lived assets	20.3%	—	—	4.5%	—
Gain on disposal of equipment	-2.2%	-1.5%	—	-1.3%	—
Lease termination costs	—	—	—	—	13.4%
Total operating expenses	58.0%	29.4%	29.6%	36.6%	51.7%
Income (loss) from operations	-31.6%	-5.8%	2.9%	-7.7%	-23.8%

Interest expense, net and other	-0.6%	-0.5%	-2.0%	-1.0%	-1.9%
Foreign currency gain (loss)	0.0%	2.4%	0.0%	0.6%	-0.1%
Impairment charge - investments in other companies	-1.1%	-0.5%	-2.5%	-0.3%	-0.8%
Gain on retirement of debt	—	—	—	0.1%	—
Gain on recovery of previously impaired investment	—	—	9.5%	—	2.7%
Other income (expense), net	-1.7%	1.4%	5.0%	-0.6%	-0.1%
Income (loss) before income tax	-33.3%	-4.4%	7.9%	-8.3%	-23.9%

Income tax expense	0.5%	0.2%	-2.1%	0.1%	-0.5%
Net income (loss)	-33.8%	-4.6%	10.0%	-8.4%	-23.4%

SUPPLEMENTAL PRO FORMA DISCLOSURES*

Reconciliation of GAAP to Pro Forma Earnings Statement

(Unaudited)

(In thousands, expect per share amounts)

	Quarter Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2004	2004	2003	2004	2003
Net income (loss) as reported, (GAAP)	$(25,255)	$(4,087)	$8,861	$(29,054)	$(72,978)
Adjustments to net income (loss):
plus in process research and development	—	—	—	—	500
plus reduction in workforce costs	2,339	—	—	2,005	2,484
plus impairment of long lived assets	15,144	—	—	15,533	—
less net gain on disposal of equipment	(1,617)	(1,344)	—	(4,492)	—
plus lease termination costs	—	—	—	—	41,962
less other net relating to optoelectronics restructure**	(310)	—	—	(310)	—
plus impairment of investments in other companies	785	404	2,237	1,189	2,387
less gain from previously impaired investment	—	—	(8,450)	—	(8,450)
less foreign currency gain on receivable	—	(2,189)	—	(2,189)	—
less gain on retirement of debt	—	—	—	539	—
Subtotal adjustments	16,341	(3,129)	(6,213)	12,275	38,883
Tax expense (benefit) on adjustments computed at the effective tax rate for the period	—	—	1,660	—	(805)
Pro forma net income (loss)	$(8,914)	$(7,216)	$988	$(16,779)	$(33,290)

Pro forma net income (loss) per share
Basic	$(0.06)	$(0.05)	$0.01	$(0.12)	$(0.25)
Diluted	$(0.06)	$(0.05)	$0.01	$(0.12)	$(0.25)

Net income (loss) per share as reported, (GAAP)
Basic	$(0.18)	$(0.03)	$0.07	$(0.21)	$(0.54)
Diluted	$(0.18)	$(0.03)	$0.06	$(0.21)	$(0.54)

* To supplement our consolidated financial statements presented in accordance with GAAP, TriQuint uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from our GAAP results to exclude certain non-cash charges, severance costs and other gains and losses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide investors and management with an alternative method for assessing TriQuint’s operating results in a manner that is focused on the performance of TriQuint’s ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods.

In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

** Q4 2004 only